Exhibit 99.2

Certification Pursuant to 18 U.S.C. § 1350 *

Pursuant to 18 U.S.C. § 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002 (Public Law 107-204), the undersigned, Dr. Michael G. Cobb, the Chief Financial Officer of Small Town Radio, Inc., a Nevada corporation (the “Company”), hereby certifies that:

(1)   The Company’s Quarterly Report on Form 10–QSB for the quarter ended December 31, 2002, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on March 4, 2003.

/s/Daniel W. Hollis
Daniel W. Hollis
Chief Financial Officer
Small Town Radio, Inc.

*              Enacted by Section 906 of the Sarbanes-Oxley Act of 2002, Public Law 107-204.

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